Exhibit 10.2

TERM NOTE

$1,400,000	December 31, 2018

FOR VALUE RECEIVED, HEALTHY CHOICE MARKETS 2, LLC, a Florida limited liability company (“HCM2” and a “Borrower”) and THE VITAMIN STORE, LLC, a Florida limited liability company (“TVS” and a “Borrower”) jointly and severally promise to pay to the order of PROFESSIONAL BANK, a Florida banking corporation (the “Bank”), on or before December 31, 2023 (the “Maturity Date”), ONE MILLION FOUR HUNDRED THOUSAND DOLLARS ($1,400,000), together with interest at the rate set forth in the Credit Agreement (as defined below), in sixty (60) consecutive monthly installments as follows: (i) fifty-nine (59) monthly payments of Twenty-Three Thousand Three Hundred Thirty-Three and 33/100 ($23,333.33) Dollars plus applicable interest, commencing February 5, 2019, and continuing on the 5th day of the following fifty-eight (58) months; and (ii) one (1) final balloon payment of all outstanding principal and accrued and unpaid interest on the Maturity Date.

This Note is the “Term Note” referred to in the Term Loan Credit Agreement dated December 31, 2018, between the Borrowers and the Bank (as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”). This Note is issued pursuant to and is entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.

Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

This Note is subject to prepayment as provided in Section 3.3 of the Credit Agreement.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the Payment Office, or in such other manner, in accordance with the terms of the Credit Agreement and the Loan Documents.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrowers, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrowers waive presentment, demand, protest, and notice of any kind in connection with this Note.

This Note shall be construed in accordance with and governed by the laws of the State of Florida without giving effect to principles of conflict or choice of laws. This Note may be executed in two or more counterparts, each of which shall constitute an original but all of which taken together shall constitute one and the same Note.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed and delivered by their duly authorized officers as of the day and year and at the place first above written.

HEALTHY CHOICE MARKETS 2, LLC

Signature:	/s/ Christopher Santi
Name:	Christopher Santi
Title:	President

THE VITAMIN STORE, LLC

Signature:	/s/ Christopher Santi
Name:	Christopher Santi
Title:	President